UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2023 (February 23, 2023)

Rockwell Automation, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12383	25-1797617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 South Second Street

Milwaukee, Wisconsin 53204

(Address of Principal Executive Offices) (Zip Code)

(414) 382-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($1.00 par value)	ROK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.	Other Events.

On February 23, 2023, Blake D. Moret, Chairman, President and Chief Executive Officer of Rockwell Automation, Inc., entered into a Rule 10b5-1 trading plan with respect to (i) shares of restricted stock units vesting on December 7, 2023 and December 9, 2023, and restricted stock and performance share units vesting on December 10, 2023, (ii) 23,600 shares of common stock issuable upon exercise of stock options awarded to Mr. Moret in 2014, and a total of 1,700 shares of common stock issuable upon exercise of incentive stock options awarded to Mr. Moret in 2013 and 2014, and (iii) 4,855 long shares held in Mr. Moret’s personal brokerage account. The trading plan becomes effective on May 15, 2023. Mr. Moret entered into the plan to sell shares of common stock issuable upon vesting of restricted stock units and performance shares to cover taxes due on vesting and as part of his tax and financial planning strategy to diversify and liquidate nearly expiring options.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL AUTOMATION, INC.
(Registrant)

By	/s/ Rebecca W. House
Rebecca W. House
Senior Vice President, Chief Legal Officer and Secretary

Date: February 28, 2023